EXHIBIT 99.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER

In connection with the filing with the Securities and Exchange Commission of the Quarterly Report of Cincinnati Financial Corporation on Form 10-Q for the period ending March 31, 2003, I, Kenneth W. Stecher, Chief Financial Officer of the company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge: (1) The quarterly report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date: May 14, 2003

/S/ Kenneth W. Stecher

Kenneth W. Stecher
Chief Financial Officer and Senior Vice President, Secretary, Treasurer
(Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Cincinnati Financial Corporation and will be retained by Cincinnati Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.